EXHIBIT 13.1

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Fronteer Development Group Inc. (the "Company"), a company incorporated under the laws of the Province of Ontario, Canada on Form 20-F/A for the fiscal year ended December 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Larry Johnson, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ “Larry Johnson”________________

Larry Johnson, Chief Financial Officer

Date: June 4, 2004